Exhibit 5.1

[King & Spalding LLP Letterhead]

February 13, 2004

Caremark Rx, Inc.

211 Commerce Street

Suite 800

Nashville, Tennessee 37201

Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Caremark Rx, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-4, File No. 333-109519 (the “Registration Statement”) relating to the issuance of up to 206,000,000 shares of the Company’s common stock, par value $0.001 per share, including the associated rights to purchase Series C junior participating preferred stock of the Company (collectively, the “Shares”), to be issued to the stockholders of AdvancePCS, a Delaware corporation (“AdvancePCS”), pursuant to an Agreement and Plan of Merger, dated as of September 2, 2003, by and among the Company, Cougar Merger Corporation, a wholly owned subsidiary of the Company (the “Merger Subsidiary”), and AdvancePCS (the “Merger Agreement”).

We have examined the Registration Statement, the Merger Agreement and a form of certificate representing the Shares. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies and the legal capacity of all natural persons. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Merger Agreement have been duly authorized by all requisite action by AdvancePCS and the Merger Subsidiary, as applicable, and that the Merger Agreement has been duly executed and delivered by AdvancePCS and the Merger Subsidiary, as applicable, and are valid and binding agreements of, AdvancePCS, enforceable against AdvancePCS in accordance with their terms.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware

Caremark Rx, Inc.

February 13, 2004

Constitution and reported judicial decisions interpreting the foregoing), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares, subsequent to the filing of the Certificate of Amendment to the Company’s Third Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and acceptance thereby, and when issued, delivered and paid for in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, that could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the joint proxy statement/prospectus that is included in the Registration Statement.

Very truly yours,

/s/ King & Spalding LLP